                                  SCHEDULE 14A
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           NEW ERA OF NETWORKS, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           NEW ERA OF NETWORKS, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of New Era of Networks, Inc., a Delaware corporation (the "Company"), will be held on May 14, 1998 at 2:00 p.m., Mountain Daylight Time, at the offices of the Company located at 7400 East Orchard Road, Suite 230, Englewood, Colorado 80111, for the following purposes:

     1. To elect three Class III directors to serve for terms of three years and until their successors are duly elected and qualified.

     2. To approve an amendment to the Company's Amended and Restated 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares, and to include a provision providing for the automatic increase in the number of shares available for grant each fiscal year.

     3. To approve an amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares, and to include a provision providing for the automatic increase in the number of shares available for grant each fiscal year.

     4. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                            By Order of the Board of Directors
                                              of New Era of Networks, Inc.

                                            /s/ LEONARD M. GOLDSTEIN

                                            LEONARD M. GOLDSTEIN
                                            Senior Vice President, Senior
                                            Counsel and Secretary

Englewood, Colorado
April 15, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           NEW ERA OF NETWORKS, INC.
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of New Era of Networks, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 14, 1998 at 2:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting will be held at the offices of the Company located at 7400 East Orchard Road, Suite 230, Englewood, Colorado 80111. The Company's telephone number is (303) 694-3933.

     These proxy solicitation materials were mailed on or about April 15, 1998, together with the Company's 1998 Annual Report to Stockholders (which includes the Company's Form 10-K for its 1997 fiscal year), to all stockholders entitled to vote at the Annual Meeting. Stockholders may obtain, for the cost of copying, a copy of any exhibits to the Company's 10-K by writing to the Secretary of the Company at the Company's headquarters.

VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only stockholders of record of the Company's Common Stock at the close of business on March 16, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 9,203,794 shares of the Company's Common Stock, $.0001 par value, were issued and outstanding. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Share Ownership by Principal Stockholders and Management." The closing sales price of the Company's Common Stock on the NASDAQ National Market on the Record Date was $24.875 per share.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the amendment of the Company's Amended and Restated 1995 Stock Option Plan and 1997 Employee Stock Purchase Plan and the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be "votes cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

REVOCABILITY OF PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to New Era of Networks, Inc., 7400 East Orchard Road, Suite 230, Englewood, Colorado 80111, Attention:
Secretary.

EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of the Company's Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 1999 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 5, 1998, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of the stockholders. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or other person so authorized pursuant to the Company's Bylaws, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting.

     To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the case of a meeting called by or on behalf of the Board of Directors of the Company where prior notice, or public disclosure, of the meeting has not been given or made at least 100 days prior to such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth: (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors' and (v) if applicable, the consent of each nominee to serve as director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. All notices of proposals by stockholders, whether or not included in the Company's proxy materials should be sent to New Era of Networks, Inc., 7400 East Orchard Road, Suite 230, Englewood, Colorado 80111, Attention:
Secretary.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is currently comprised of seven members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

NOMINEES FOR CLASS III DIRECTORS

     Three Class III directors are to be elected at the Annual Meeting for three-year terms ending on the date of the annual stockholder's meeting in 2001. The Board of Directors has nominated Mark L. Gordon, Elisabeth W. Ireland and Patrick J. Fortune for election as Class III directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Mr. Gordon, Ms. Ireland and Dr. Fortune. The Company expects that Mr. Gordon, Ms. Ireland and Dr. Fortune will accept such nomination; however, in the event that Mr. Gordon, Ms. Ireland or Dr. Fortune are unable or decline to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors to fill the vacancy. The term of office of the persons elected as directors will continue until such directors' terms expire in 2001 or until such directors' successors have been elected and qualified.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                           THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING NOMINEE AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class III directors and each other director of the Company whose term of office continues after the Annual Meeting.

          NOMINEES FOR CLASS III DIRECTORS FOR TERMS EXPIRING IN 2001

NAME                           AGE        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                           ---        --------------------------------------------
Mark L. Gordon...............  47    Attorney at Law. Mr. Gordon has served as a Director of
                                     the Company since the Company's inception. Since 1979,
                                     Mr. Gordon has been a partner in the law firm of Gordon
                                     & Glickson PC, directing the firm's information
                                     communications and technology practice. Mr. Gordon
                                     holds a B.A. degree from the University of Michigan and
                                     a J.D. degree from the Northwestern University School
                                     of Law.
Elisabeth W. Ireland.........  40    Partner, The Hamilton Companies. Ms. Ireland has served
                                     as a Director of the Company since January 1998. Since
                                     January 1994, Ms. Ireland has been a partner with The
                                     Hamilton Companies, an investment partnership. From
                                     1988 to 1994, Ms. Ireland was a private investor and
                                     consultant. From 1986 to 1988, Ms. Ireland was Director
                                     of Marketing and Sales for Bloomberg L.P., a financial
                                     information service. Ms. Ireland holds an A.B. degree
                                     from Smith College and an M.B.A. from The Wharton
                                     School at the University of Pennsylvania.
Patrick J. Fortune...........  50    Vice President, Information Technology, and Chief
                                     Information Officer, Monsanto Company. Dr. Fortune has
                                     served as a Director of the Company since February
                                     1998. Since October 1995, Dr. Fortune has been Vice
                                     President, Information Technology, and Chief
                                     Information Officer for Monsanto Company. From
                                     September 1994 to September 1995, Dr. Fortune served as
                                     President and Chief Operating Officer of Coram
                                     Healthcare Corporation in Colorado. From December 1991
                                     to August 1994, Dr. Fortune was Vice President,
                                     Information Management, at Bristol-Myers Squibb. Dr.
                                     Fortune holds a B.A. degree from the University of
                                     Wisconsin, an M.B.A. from Northwestern University and a
                                     Ph.D. in physical chemistry from the University of
                                     Wisconsin.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1999

NAME                           AGE        PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                           ---        --------------------------------------------
Harold A. Piskiel............  51    Executive Vice President, Chief Technology Officer of
                                     the Company. Mr. Piskiel has served as Executive Vice
                                     President, Chief Technology Officer and a Director of
                                     the Company since joining the Company in March 1995.
                                     From 1993 to 1995, Mr. Piskiel served as the Chief
                                     Architect and Project Manager for the Information
                                     Technology Division of Merrill Lynch & Co. From 1984 to
                                     1993, Mr. Piskiel served as Vice President of Data
                                     Administration and Distribution Architecture at
                                     Goldman, Sachs & Co. Mr. Piskiel holds a B.A. degree
                                     from Long Island University.
James Reep...................  46    Consultant. Mr. Reep has served as a Director of the
                                     Company since March 1996. Since 1980, Mr. Reep has
                                     served as Chairman and Director of First Consulting
                                     Group, an information consulting firm specializing in
                                     health care systems that he co-founded. Mr. Reep holds
                                     a B.S. degree from California State University at Long
                                     Beach and an M.B.A. degree from the University of
                                     Chicago.

             INCUMBENT CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2000

George F. (Rick) Adam, Jr....  51    Chairman of the Board of Directors, CEO and President
                                     of the Company. Mr. Adam has served as Chairman of the
                                     Board, Chief Executive Officer, President and a
                                     Director of the Company since founding the Company in
                                     June 1993. From 1987 to 1993, Mr. Adam was a General
                                     Partner of Goldman, Sachs & Co. and served as the Chief
                                     Information Technology Officer. From 1980 to 1987, Mr.
                                     Adam was Chief Information Officer and Vice President
                                     of Personnel for Baxter Health Care Corporation. Mr.
                                     Adam received a B.S. degree from the U.S. Military
                                     Academy, West Point, New York and an M.B.A. from
                                     Florida State University.
Steve Lazarus................  66    Venture Capitalist. Mr. Lazarus has served as a
                                     Director of the Company since April 1995. Since 1986,
                                     Mr. Lazarus has served as a senior principal of various
                                     venture capital funds associated with ARCH Venture,
                                     including President and Chief Executive Officer of ARCH
                                     Development Corporation and Managing Director of ARCH
                                     Venture Partners. From 1986 to 1994, Mr. Lazarus served
                                     as the Associate Dean of the Graduate School of
                                     Business of the University of Chicago. He currently
                                     serves as a director of Amgen, Primark, Nanophase
                                     Technologies and Illinois Superconductor. Mr. Lazarus
                                     holds a B.A. degree from Dartmouth College and an
                                     M.B.A. degree from the Harvard Graduate School of
                                     Business.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of ten meetings (including regularly scheduled and special meetings) during fiscal 1997. During the last fiscal year, no incumbent director while a member of the Board of Directors, except for Mr. Reep, attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which such director served. Mr. Reep attended 60% of the total number of Board of Directors meetings.

     The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, which currently consists of Ms. Ireland and Messrs. Lazarus and Reep, is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1997.

     The Compensation Committee, which currently consists of Messrs. Lazarus and Gordon, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 1997. Neither Mr. Lazarus nor Mr. Gordon is an officer or employee of the Company.

     The Nominating Committee, which currently consists of Messrs. Lazarus and Adam (i) recommends candidates to fill vacancies on the Board of Directors and a slate of directors for election at the Annual Meeting, (ii) evaluates the size and composition of the Board of Directors, and recommends criteria for the selection of persons to the Board of Directors, and (iii) periodically reviews and makes recommendations to the Board of Directors with respect to the Company's overall compensation programs for directors.

COMPENSATION OF DIRECTORS

     With the exception of Mr. Gordon, directors received no cash remuneration for serving on the Board of Directors in fiscal 1997. In fiscal year 1997, Mr. Gordon was paid a stipend of $10,833 for serving as a director. For fiscal 1998, each of the directors, including Mr. Gordon, will receive $1,000 per meeting, plus all expenses associated with attendance at Board of Directors meetings, as their sole cash remuneration.

     In addition, non-employee directors participate in the Company's 1997 Director Option Plan (the "Director Plan"). The Board of Directors adopted and the stockholders of the Company approved the 1997 Director Option Plan (the "Director Plan") in June 1997 to provide for the automatic grant to non-employee directors of the Company of options to purchase shares of Common Stock. The Director Plan is administered by the Board of Directors, unless the Board delegates administration to a committee. An aggregate of 100,000 shares of Common Stock has been reserved for issuance under the Director Plan, subject to adjustment in the event of certain capital changes. Each non-employee director shall automatically be granted an option to purchase 16,666 shares on the date such person first becomes a non-employee director. In addition, each non-employee director shall be automatically granted an option to purchase 5,000 shares for each subsequent year of service, on the day after the annual stockholder meeting.

     Options granted under the Director Plan expire ten years after the date of grant unless terminated sooner upon termination of optionee's status as a director or otherwise pursuant to the Director Plan, and have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Initial options granted under the Director Plan shall become exercisable cumulatively over a three-year period as to one-third of the shares subject to the option on each anniversary of the grant date, provided the optionee continues to serve as a director. Each annual grant under the Director Plan shall become exercisable in full on the third anniversary of the grant date, provided the optionee continues to serve as a director. In the event of any change in control of the Company, as defined in the Director Plan, outstanding options under the Director Plan must be assumed (or an equivalent option substituted) by the successor corporation, or the options shall become exercisable in full for at least 15 days after notice of the change of control is given by the Company to the optionee. In addition, if within one year following such a change in control a director shall involuntarily cease to be a director, such director shall be entitled to option vesting through the date of termination as a director plus one additional year thereafter.

     Prior to the adoption of the Director Plan, the directors of the Company received the following grants under the Company's Amended and Restated 1995 Stock Option Plan: each of Mr. Gordon and Mr. Reep was granted options to purchase 13,333 shares of Common Stock at an exercise price of $2.25 per share, of which Mr. Gordon and Mr. Reep each had 6,667 shares that were vested at March 16, 1998.

     On June 17, 1997, the Company, under the Director Plan, granted Mr. Gordon and Mr. Reep each 5,000 options to purchase Common Stock at an exercise price of $12.00 per share, of which no shares were vested as of March 16, 1998. On January 15 and February 22, 1998, the Company granted each of Ms. Ireland and Mr. Fortune 16,666 options to purchase shares of Common Stock under the Director Plan at exercise prices of $9.875 and $16.50 per share, respectively, of which no shares were vested as of March 16, 1998. On January 30, 1998, Mr. Lazarus was granted options, pursuant to the Amended and Restated 1995 Stock Option Plan, to purchase 18,333 shares of Common Stock at an exercise price of $12.5625, of which 6,667 shares are vested as of March 16, 1998.

REQUIRED VOTE

     The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

                                 PROPOSAL NO. 2

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

GENERAL

     The Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan") was adopted in 1995, amended in 1996 and amended and restated in its entirety in January 1997. The Option Plan provides for the grant to employees of the Company (including officers and employee directors) of incentive stock options and stock purchase rights ("SPRs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of nonstatutory stock options to employees and consultants of the Company. The Option Plan is administered by the Board of Directors or a committee designated by the Board of Directors, which selects the optionees, determines the number of shares to be subject to each option and determines the exercise price of each option. An aggregate of 2,333,333 shares of Common Stock are reserved for issuance under the Option Plan, of which, as of March 16, 1998, options to purchase an aggregate of 2,135,425 shares were outstanding and an aggregate of 17,425 shares remained available for future grants.

PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve the amendment to the Option Plan to (i) increase the number of shares reserved for issuance thereunder by 500,000 shares for an aggregate of 2,833,333 shares reserved for issuance thereunder, and (ii) provide for the automatic increase in the number of shares of Common Stock reserved for issuance under the Option Plan upon the expiration of each fiscal year following the date of Annual Meeting in an amount equal to the lesser of (i) 350,000, (ii) 3% of the outstanding shares of the Company's Common Stock on such date or (iii) a lesser amount determined by the Board of Directors. The amendment to increase the number of shares reserved under the Option Plan is proposed in order to give the Board of Directors greater flexibility to grant stock options and stock purchase rights. The Company believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and incenting current employees. The Board of Directors believes that the ability to grant options and stock purchase rights will be important to the future success of the Company by allowing it to accomplish these objectives.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock will be required to approve the Board of Directors' amendment to the Option Plan.

SUMMARY OF THE OPTION PLAN

     Certain features of the Option Plan are outlined below.

     Administration. The Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee is required to be constituted so as to comply with Section 16(b) of the Exchange Act and applicable laws. Subject to the other provisions of the Option Plan, the Administrator has the power to determine the terms of any stock options purchase rights granted, including the exercise price, the number of shares subject to the options or stock purchase right and the exercisability thereof. The Option Plan is currently administered by the Compensation Committee of the Board of Directors.

     Eligibility and Terms of Options. The Option Plan provides that nonstatutory stock options and stock purchase rights may be granted only to employees and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options or stock purchase rights. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the Option Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service to the Company and other relevant factors.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. For so long as the Company's Common Stock is traded on the NASDAQ National Market, the fair market value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such system on the date of grant.

          (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the Option Plan have a five-year term and to date generally become exercisable over three years at the rate of one-sixth upon the expiration of the first year, one-third upon the expiration of the following year and one-half of the shares subject to such options upon the expiration of the third year following the grant date. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

          (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock meeting certain criteria, any combination thereof, or any other legally permissible form of consideration as may be provided in the Option Plan or the option agreement.

          (d) Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option, but only within such period of time set forth in the option agreement not to exceed two months in the case of an incentive stock option) from the date of such termination and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement). If no period of time is specified in the option agreement, the optionee may exercise his or her option for sixty days, subject to the same limitations set forth above. Options granted under the Option Plan to date have generally provided that optionees may exercise their options within sixty days from the date of termination of employment (other than for death or disability).

          (e) Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

          (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

          (g) Termination of Options. Excluding incentive stock options issued to 10% Stockholders, options granted under the Option Plan expire on the date set forth in the option agreement (not to exceed five years from the date of grant). Incentive stock options granted to 10% Stockholders expire five years from the date of grant (or such shorter period set forth in the option agreement). No option may be exercised by any person after the expiration of its term.

          (h) Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

          (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

          (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

     Terms and Conditions of Stock Purchase Rights. Each stock purchase right granted under the Option Plan is evidenced by a written offer that sets forth the terms, conditions and restrictions related to the offer, including the number of shares subject to the offer, the price per share, and the time in which the offeree must accept the offer (which may not exceed ninety days from the date the Administrator determined to grant the stock purchase right). The offer must be accepted by executing a purchase agreement with such terms and conditions as determined by the Administrator. The stock purchased pursuant to a stock purchase right shall be subject to a repurchase option (unless the Administrator determines otherwise) upon the voluntary or involuntary termination of the purchaser's employment with the Company (including termination as a result of death or disability). Pursuant to such repurchase option, the Company shall be able to repurchase any shares of stock as to which the repurchase option has not lapsed at the price per share originally paid by the purchaser. The Administrator shall determine the rate at which the repurchase option lapses. A purchaser of stock pursuant to a stock purchase right shall have the rights equivalent to those of a stockholder.

     Adjustment Upon Changes in Capitalization; Change in Control. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option and stock purchase right, and the number of shares of Common Stock which have been authorized for issuance under the Option Plan but as to which no options or stock purchase rights have yet been granted or which have been returned to the Option Plan upon cancellation or expiration of an option or stock purchase right, as well as the price per share of Common Stock covered by each such outstanding option or stock purchase right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Except as expressly provided in the Option Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or stock purchase right.

     Upon any change in control of the Company, as defined in the Option Plan, each outstanding option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the option, the optionee shall fully vest in and have the right to exercise the option as to all of the optioned stock, including such shares as to which the option would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator shall notify the optionee that the option is fully vested and exercisable for a period of fifteen days from the date of such notice and the option shall be canceled upon the expiration of such period. In addition, upon any termination of the optionee's status as a service provider without cause or as a result of optionee's constructive termination at any time within one year after a change in control, each option then held by an optionee (including any assumed or substituted option upon the change in control) shall immediately become vested and exercisable with respect to all shares which would otherwise become vested and exercisable within one year of the date of such termination of the optionee's status as a service provider.

     Amendment and Termination of the Option Plan. The Board of Directors may at any time amend, alter, suspend or terminate the Option Plan. The Company shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the Option Plan shall terminate in August 2005. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     Incentive Stock Options. If an option granted under the Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Nonstatutory Stock Options. All other options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time a nonstatutory option is granted. However, upon exercise of a nonstatutory option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to income tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% Stockholder of the Company.

     Long-Term Performance Awards. Generally, no income will be recognized by a recipient in connection with the grant of a long-term performance award, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of grant. Otherwise, at the time the long-term performance award vests, the recipient will generally recognize compensation income in an amount equal to the fair market value of the award at the time of vesting. Generally, the recipient will be subject to the tax consequences discussed under "Nonstatutory Stock Options." In the case of a recipient who is also an employee, any amount included in income will be subject to withholding by the Company. The Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a long-term performance award.

     THE FOREGOING SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

PARTICIPATION IN THE OPTION PLAN

     The following table sets forth information with respect to options granted under the Option Plan during the fiscal year ended December 31, 1997 to (i) each of the officers named in the Summary Compensation Table on page 20 hereof, (ii) all executive officers as a group, and (iii) all other employees (excluding executive officers) as a group:

                                                          SHARES SUBJECT        WEIGHTED
                                                            TO OPTIONS      AVERAGE EXERCISE
                   NAME AND POSITION                         GRANTED        PRICE PER SHARE
                   -----------------                      --------------    ----------------
George F. (Rick) Adam, Jr. .............................       11,000           $13.425
Frank A. Russo, Jr. ....................................       30,275           $12.445
Kevin Scully............................................       48,396           $11.335
Stephen E. Webb.........................................       11,000           $12.205
Harold A. Piskiel.......................................       13,000           $12.173
All executive officers as a group (12 persons)..........      223,734           $11.309
All other employees (excluding executive officers) as a
  group.................................................    1,007,837           $11.782

PLAN BENEFITS

     The Company cannot currently determine the number of shares for which options will be granted in the future pursuant to the Option Plan to all executive officers as a group or all employees (including current officers who are not executive officers) as a group. However, See "Management -- Option Grants in Last Fiscal Year" for the number of stock options granted to the officers named in the Summary Compensation Table in the last fiscal year. In the fiscal year ended December 31, 1997, options to purchase an aggregate of 223,734 shares of Common Stock of the Company were granted to executive officers as a group at a weighted average exercise price of approximately $11.31, and options to purchase an aggregate of 1,007,837 shares of

Common Stock of the Company were granted to all other employees (including current officers who are not executive officers) as a group at a weighted average exercise price of approximately $11.78.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.
 THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT TO THE
                                  OPTION PLAN.

                                 PROPOSAL NO. 3

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                       1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in January 1997 and became effective upon the closing of the Company's initial public offering. As of March 16, 1998, 48,644 shares had been issued, and an aggregate of 168,022 shares were available for issuance, pursuant to the Purchase Plan. Based on present participation levels, the Company expects that it will issue all such available shares pursuant to current obligations under the Purchase Plan within the next year.

     The stockholders are being asked to approve the amendment to the Purchase Plan and the reservation of an additional 100,000 shares thereunder, plus an annual increase (the "Evergreen Feature") to be made on the last day of each fiscal year equal to the lesser of 100,000 shares, 1.5% of the total number of shares of the Company's Common Stock outstanding on such date or such lesser number of shares that the Board of Directors may determine, plus any shares reacquired by the Company during the fiscal year ending on such date. The Company believes that the Purchase Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to amend the Purchase Plan so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions, thereby aligning their individual financial interests more closely with those of the Company's stockholders. While it believes that the Purchase Plan will continue to encourage employees to be stockholders, the Company also recognizes that employee share purchases under the Purchase Plan can result in dilution to existing stockholders.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock will be required to approve the Board of Directors' amendment to the Purchase Plan.

SUMMARY OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     Administration. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     Eligibility. All persons who are employed by the Company and otherwise eligible by law on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. Participation in the Purchase Plan ends automatically upon termination of employment with the Company. An eligible employee may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office prior to the applicable enrollment date.

     Offering and Purchase Periods. The Purchase Plan is implemented by consecutive, overlapping Offering Periods ("Offering Periods"), each of which is of such duration (not to exceed 24 months) as the Board of Directors determines from time to time in its discretion, and each of which consists of such number of Purchase Periods ("Purchase Periods") as the Board of Directors determines from time to time in its discretion. The initial Offering Period commenced on June 18, 1997, the effective date of the Company's initial public offering, and ended on the last business day prior to August 15, 1997. Unless otherwise specified by the Board of Directors, Offering Periods subsequent to the initial Offering Period are six months in duration, with the second Offering Period commencing on the first business on or after August 16, 1997 and ending on the last business day on or before February 15, 1998. The Board of Directors has the power to change the duration of Offering Periods (including the commencement dates thereof) at any time or from time to time, and has the power to implement multiple Purchase Periods within any Offering Period, provided that (except as the shareholders may otherwise approve) any such change is effected only with respect to Offering Periods commencing after the date on which the change is made.

     Grant of Option; Purchase Price. On the first day of each Offering Period (the "Offering Date"), each eligible employee participating in the Purchase Plan is granted an option to purchase on the last day of each Exercise Period in such Offering Period (the "Exercise Date") a number of shares of Common Stock of the Company determined by dividing such employee's accumulated payroll deductions by the lower of: (i) 85% of the fair market value of one share of the Company's Common Stock on the Offering Date or (ii) 85% of the fair market value of one share of the Company's Common Stock on the applicable Exercise Date. Unless a participating employee withdraws from the Purchase Plan, his or her option is automatically exercised on each Exercise Date of the Offering Period; provided that in no event will an employee be permitted to purchase during an Offering Period a number of shares in excess of the number determined by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as quoted on the NASDAQ National Market.

     In addition, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after such subscription, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor will any employee be permitted to participate to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Limitation on Annual Increase in Shares. Notwithstanding the Evergreen Feature of the Purchase Plan, in no event may the number of shares added to the Purchase Plan in any fiscal year exceed (i) 100,000, (ii) 1.5% of the outstanding shares of the Company's Common Stock on such date or (iii) or such lesser number of shares that the Board of Directors may determine.

     Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the Purchase Plan to include all base straight time gross earnings paid in cash including commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses and other cash compensation, but excluding any income received from the exercise of options for a given Offering Period. However, the Board of Directors has the power to change the payroll deduction rate up to a maximum rate of twenty percent (20%) at any time or from time to time; provided that (except as the stockholders may otherwise approve) any such change shall be effected only with respect to Offering Periods commencing after the date the change is made. A participant may discontinue his or her participation in the Purchase Plan at any time during the Offering Period. Payroll deductions commence on the first payday following the Offering Date, and continue at the same rate with automatic enrollment in subsequent Offering Periods, unless sooner terminated by the participant.

     Withdrawal; Termination of Employment. Employees may end their participation in an offering at any time during the Offering Period, and participation ends automatically on termination of employment with the Company or failure of the participant to remain in the continuous scheduled employment of the Company for at least 20 hours per week and more than five months in any calendar year. Once a participant withdraws from a particular offering, that participant may not participate again in the same offering. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account by giving written notice to the Company.

     Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. The shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan that has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the pending Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board of Directors shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.

     Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no termination can affect options previously granted, nor may any amendment make any change in any option already granted that adversely affects the rights of any participant. Shareholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation.

     Unless terminated sooner, the Purchase Plan will terminate 10 years from its effective date.

FEDERAL TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PARTICIPATION IN THE PURCHASE PLAN

     Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, future purchases under the Purchase Plan are not determinable at this time.

PLAN BENEFITS

     The Company cannot currently determine the number of shares employees of the Company, including all officers and executive officers, will purchase in the future pursuant to the Purchase Plan. No employees of the Company, including all officers and executive officers, purchased shares pursuant to the Purchase Plan in the last fiscal year.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
          THE STOCKHOLDERS VOTE "FOR" AMENDMENT TO THE PURCHASE PLAN.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
           RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AS
         INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1998.
           THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST
        THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 16, 1998 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) the Company's Chief Executive Officer and each of the officers named in the Summary Compensation Table on page 22 hereof; and (iv) all directors and executive officers of the Company as a group.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(1)                      OWNED(2)         OWNED
------------------------------------------                    ------------    ------------
George F. (Rick) Adam, Jr.(3)...............................   2,827,384         30.72%
  c/o New Era of Networks, Inc.
  New Era of Networks, Inc.
  7400 East Orchard Road
  Suite 230
  Englewood, Colorado 80111
Harold A. Piskiel(4)........................................     162,776         *
  c/o New Era of Networks, Inc.
  New Era of Networks, Inc.
  7400 East Orchard Road
  Suite 230
  Englewood, Colorado 80111
Venrock Associates..........................................     650,086          7.06%
  30 Rockefeller Plaza
  Room 5508
  New York, NY 10112
Venrock Associates II.......................................     317,019         *
  30 Rockefeller Plaza
  Room 5508
  New York, NY 10112
ARCH Venture Fund II........................................     949,836         10.32%
  8735 W. Higgins Road
  Suite 235
  Chicago, IL 60631
Edgemont Asset Management...................................     600,000          6.52%
  140 East 45th Street
  43rd Floor
  New York, NY 10017
DIRECTORS
Steve Lazarus(5)............................................     956,503         10.39%
Mark L. Gordon(6)...........................................       7,667         *
Elisabeth W. Ireland(7).....................................      14,465         *
James Reep(8)...............................................       6,667         *
Patrick J. Fortune(9).......................................          --            --
EXECUTIVE OFFICERS
Frank A. Russo(10)..........................................      41,376         *
Kevin Scully(11)............................................      73,753         *
Stephen E. Webb.............................................      10,919         *
All directors and executive officers as a group (12
  persons)(12)..............................................   4,101,510         44.56%

---------------

  *  Less than 1%.

 (1) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

 (2) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 16, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (3) Mr. Adam is also Chairman of the Board, President and Chief Executive Officer of the Company. Includes 40,991 shares of Common Stock held in the name of Adam's Investments I, LLLP, George F. Adam, III; 40,991 shares of Common Stock held in the name of Adam's Investments II, LLLP, John C. Adam; 15,302 shares of Common Stock held in the name of Adam's Investments III, LLLP, George F. Adam, Jr., Trustee for Gregory S. Adam; and 15,302 shares of Common Stock held in the name of Adam's Investments IV LLLP, George F. Adam, Jr., Trustee for Rebecca Adam; and 28,000 shares of Common Stock held in the name of the Adam Family Foundation, George F. Adam, Jr., Trustee.

 (4) Mr. Piskiel is also Executive Vice President, Chief Technology Officer of the Company. Includes 34,443 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 16, 1998.

 (5) Includes 949,836 shares of Common Stock registered in the name of ARCH Venture Fund II, L.P., a limited partnership of which Steve Lazarus is a general partner. Also includes 6,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 16, 1998.

 (6) Includes 6,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 16, 1998.

 (7) The Hamilton Companies, of which Ms. Ireland is a manager, holds a registered certificate for 180,814 shares of Common Stock of the Company. The Hamilton Companies distributed to Ms. Ireland an 8% interest in these shares, or 14,465 shares of Common Stock. The actual distribution of the 14,465 shares was 7,233 shares of Common Stock to Elisabeth W. Ireland, and 7,231 shares to Elisabeth W. Ireland and George R. Ireland as joint tenants.

 (8) Includes 6,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 16, 1998.

 (9) Patrick J. Fortune joined the Board of Directors of the Company on February 22, 1998. Mr. Fortune owns no Common Stock and is not yet vested in any stock options.

(10) Includes 41,376 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 16, 1998.

(11) Mr. Scully, as of February 28, 1998, resigned as an executive officer of the Company. Includes 4,000 shares of Common Stock held in the name of Mary Ann Dore, Mr. Scully's spouse; 500 shares of Common Stock held in the name of Kevin Scully, Custodian F/B/O Caitlin Scully, minor; 500 shares of Common Stock held in the name of Kevin Scully, Custodian F/B/O Micaela Scully, minor; 500 shares of Common Stock held in the name of Mary Ann Dore, Custodian F/B/O Kelly O'Connell, minor; 500 shares of Common Stock held in the name of Mary Ann Dore, Custodian F/B/O Christian O'Connell, minor. Also includes 66,753 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 16, 1998.

(12) Includes 162,573 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 16, 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of Messrs. Lazarus and Gordon. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year for services rendered to the Company in all capacities during the last three fiscal years.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                       ANNUAL COMPENSATION     ------------
                                                      ----------------------    SECURITIES     ALL OTHER
                                             FISCAL                   BONUS     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR    SALARY($)(1)     ($)      OPTIONS(#)        ($)
---------------------------                  ------   ------------   -------   ------------   ------------
George F. (Rick) Adam, Jr.                    1997      $162,500          --      11,000           --
  Chairman of the Board, President and        1996      $140,000     $40,000          --           --
  Chief Executive Officer
Frank A. Russo, Jr.                           1997      $233,362          --      30,275           --
  President of U.S. Sales and Field
  Operations                                  1996      $118,921          --      46,932           --
Kevin Scully                                  1997      $355,418          --      48,396           --
  Senior Vice President of Sales and          1996      $182,290          --      57,064           --
  Field Operations, Financial Services
Stephen E. Webb                               1997      $139,167     $45,079      11,000           --
  Senior Vice President and                   1996      $  1,000          --      67,999           --
  Chief Financial Officer
Harold A. Piskiel                             1997      $152,500          --      13,000           --
  Executive Vice President and                1996      $140,000          --      26,666           --
  Chief Technology Officer

---------------

(1) These amounts reflect salary paid for the full fiscal year 1997. Excludes certain perquisites and other personal benefits, such as life insurance premiums paid by the Company. In the case of Kevin Scully and Frank A. Russo, Jr., salary includes commissions earned in 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 1997.

                          OPTION GRANTS IN FISCAL 1997

                                                                                              POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                        ---------------------------------------------------      ANNUAL RATES OF
                                        NUMBER OF      PERCENT OF                                  STOCK PRICE
                                        SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                        UNDERLYING     GRANTED TO                                OPTION TERM(4)
                                         OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------
NAME                                    GRANTED(1)   FISCAL YEAR(2)    PRICE      DATE(3)        5%          10%
----                                    ----------   --------------   --------   ----------   ---------   ---------
George F. (Rick) Adam, Jr.............     5,000          0.41%       $  13.20     6/16/02     $18,235     $40,294
                                           6,000          0.49%       $13.6125    11/13/02     $22,565     $49,863
Frank A. Russo, Jr.(6)................       266          0.02%       $   9.00     2/27/02     $   661     $ 1,462
                                             800          0.06%       $   9.00     3/30/02     $ 1,989     $ 4,396
                                           1,333          0.11%       $   9.00     5/29/02     $ 3,315     $ 7,324
                                           5,000          0.41%       $  12.00     6/16/02     $16,577     $36,631
                                           3,388          0.28%       $  16.50     6/29/02     $15,445     $34,129
                                             602          0.05%       $  16.50     6/29/02     $ 2,744     $ 6,064
                                           1,064          0.09%       $ 13.875     7/30/02     $ 4,079     $ 9,013
                                           1,330          0.11%       $  13.75     8/28/02     $ 5,052     $11,165
                                           2,926          0.24%       $  13.75     9/29/02     $11,115     $24,562
                                             532          0.04%       $  12.50    10/30/02     $ 1,837     $ 4,060
                                           1,862          0.15%       $  12.75    11/29/02     $ 6,559     $14,494
                                          11,172          0.91%       $  11.25    12/30/02     $34,724     $76,732
Kevin Scully(5)(6)....................     1,333          0.11%       $   9.00     1/30/02     $ 3,315     $ 7,324
                                           1,333          0.11%       $   9.00     2/27/02     $ 3,315     $ 7,324
                                           7,278          0.59%       $   9.00     3/30/02     $18,097     $39,990
                                             988          0.08%       $   9.00     3/30/02     $ 2,457     $ 5,429
                                             179          0.01%       $   9.00     4/29/02     $   445     $   984
                                           3,820          0.31%       $   9.00     4/29/02     $ 9,499     $20,989
                                           1,333          0.11%       $   9.00     5/29/02     $ 3,315     $ 7,324
                                           5,000          0.41%       $  12.00     6/16/02     $16,577     $36,631
                                           2,128          0.17%       $  16.50     6/29/02     $ 9,701     $21,436
                                             798          0.06%       $ 13.875     7/30/02     $ 3,059     $ 6,760
                                           1,596          0.13%       $ 13.750     8/28/02     $ 6,063     $13,398
                                           5,054          0.41%       $ 13.750     9/29/02     $19,199     $42,426
                                             532          0.04%       $  12.50    10/30/02     $ 1,837     $ 4,060
                                           4,256          0.35%       $ 12.750    11/29/02     $14,992     $33,129
                                          12,768          1.04%       $  11.25    12/30/02     $39,685     $87,694
Stephen E. Webb.......................     5,000          0.41%       $  12.00     6/16/02     $16,577     $36,631
                                           6,000          0.49%       $ 12.375    11/13/02     $20,514     $45,330
Harold A. Piskiel.....................     7,000          0.57%       $  12.00     6/16/02     $23,208     $51,283
                                           6,000          0.49%       $ 12.375    11/13/02     $20,514     $45,330

---------------

(1) All options in this table are incentive stock options and were granted under the Amended and Restated 1995 Stock Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have five-year terms. All options vest over a three-year period, except as noted in footnote six below, at the rate of one-sixth, one-third and one-half at the end of each year from the date of grant.

(2) The Company granted options to purchase 1,231,571 shares of Common Stock to employees and consultants in fiscal 1997.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(4) Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price of the Company's Common Stock were to increase at such rates from the price at 1997 fiscal year end ($11.25 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $18.33 and $29.18, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

(5) Mr. Scully, as of February 28, 1998, resigned as an executive officer of the Company. Under the provisions of an employment agreement between Mr. Scully and the Company, all unexercised options will terminate on March 9, 1999.

(6) A total of 25,275 options granted to Mr. Russo and 43,396 options granted to Mr. Scully vest at the earlier of the collection of certain sales receivables by the Company or the third anniversary from the date of grant.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1997, and the number of shares subject to both exercisable stock options as of December 31, 1997. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1997.

   AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL 1997 YEAR-END OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                    SHARES       VALUE     OPTIONS AT FISCAL YEAR END       FISCAL YEAR END($)(1)
                                  ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
              NAME                EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                -----------   --------   -----------   -------------   -----------   -------------
George F. (Rick) Adam, Jr. .....      --           --            --         11,000        $     --       $     --
Frank A. Russo, Jr. ............      --           --        19,754         57,453        $ 76,474       $349,983
Kevin Scully(2).................      --           --        44,813         60,647        $154,439       $350,001
Stephen E. Webb.................      --           --        11,333         67,666        $ 25,499       $127,499
Harold A. Piskiel...............      --           --        27,777         58,555        $242,494       $372,499

---------------

(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1997 (the last trading day of fiscal
    1997) on the NASDAQ National Market of $11.25 minus the exercise price.

(2) Mr. Scully, as of February 28, 1998, resigned as an executive officer of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of directors Steve Lazarus and Mark L. Gordon, neither of whom is an employee or officer of the Company. The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

     To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PHILOSOPHY AND POLICIES

     The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to:

     - ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

     - ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

     - ensure that current cash and equity incentive opportunities are competitive with comparable companies.

ELEMENTS OF COMPENSATION

     Compensation for officers and key employees includes both cash and equity elements.

     Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. The Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees; however, no executive officer, other than Stephen E. Webb, received a cash bonus in 1997. Compensation of sales personnel also includes sales commissions tied to quarterly targets.

     Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the Amended and Restated 1995 Stock Option Plan (the "Option Plan") and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"), each of which were adopted prior to the Company's initial public offering in June 1997. The Option Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board of Directors or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company does not contribute to the 401(k) Plan.

1997 EXECUTIVE COMPENSATION

     Executive compensation for 1997 included base salary, cash and equity-based incentive compensation and, in the case of sales executives, sales commissions. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals. The Company's policy is to have a significant portion of an executive's total compensation at risk based on the Company's overall performance. Executive officers, like other employees, were eligible for option grants under the Option Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. The Chief Executive Officer's target base pay level has been analyzed using data for comparable software companies. Mr. Adam receives no other material compensation or benefits not provided to all executive officers.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company's executive officers in fiscal 1998 is not expected to exceed the $1 million limit per individual officer.

                                            COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS

                                            STEVE LAZARUS
                                            MARK L. GORDON

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative return of the NASDAQ Composite Stock Market Index (the "NASDAQ Composite Index") and the Standard & Poor's 500 Index (the "S&P 500 Index"). The graph assumes that $100 was invested on June 18, 1997 in the Company's Common Stock, the NASDAQ Composite Index and the S&P 500 Index, including reinvestment of dividends, as measured on the second Friday of each calendar month. No dividends have been declared or paid on the Company's Common Stock. Historic price performance is not indicative of future stock price performance.

                 COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN
  AMONG NEW ERA OF NETWORKS, INC., THE S&P 500 INDEX AND THE NASDAQ COMPOSITE
                                     INDEX
                                    [CHART]

               Measurement Period
             (Fiscal Year Covered)                      Neon             NASDAQ           S&P 500
06/18/97                                                       100               100               100
07/11/97                                                       106               105               103
08/08/97                                                        96               112               105
09/12/97                                                       100               115               104
10/10/97                                                        98               121               109
11/14/97                                                        84               111               104
12/12/97                                                        81               107               107
01/09/98                                                        71               105               104
02/20/98                                                       106               121               116
03/13/98                                                       166               124               120

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be presented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                            THE BOARD OF DIRECTORS

Englewood, Colorado
April 15, 1998

                                  DETACH HERE

                                     PROXY

                           NEW ERA OF NETWORKS, INC.

                             7400 EAST ORCHARD ROAD
                              ENGLEWOOD, CO 80111

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints George F. Adam, Steve Webb and Leonard Goldstein each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of New Era of Networks, Inc. (the "Company") held of record by the undersigned on March 16, 1998 at the Annual Meeting of Shareholders to be held on May 14, 1998 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

-------------                                                   ---------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                              SIDE
-------------                                                   ---------------

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

New Era of Networks, Inc.




                                  DETACH HERE



      PLEASE MARK
[ X ] VOTES AS IN
      THIS EXAMPLE.


                                                                                                            FOR    AGAINST   ABSTAIN
    1. Election of Directors                                         2. To approve an amendment to the
       NOMINEES:  Mark L. Gordon, Elisabeth W. Ireland                  Company's Amended and Restated      [  ]     [  ]      [  ]
                  and Patrick J. Fortune                                1995 Stock Option Plan.
                     FOR       WITHHELD
                    [   ]       [   ]                                3. To approve an amendment to the
                                                                        Company's 1997 Employee Stock       [  ]     [  ]      [  ]
                                                                        Purchase Plan.
[  ]
    --------------------------------------                           4. To ratify the appointment of
    For all nominees except as noted above                              Arthur Andersen LLP as              [  ]     [  ]      [   ]
                                                                        independent auditors for the
                                                                        Company.

                                                                     5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [    ]


                                                                      Please sign exactly as name appears hereon.  Joint owners
                                                                      should each sign.  Executors, administrators, trustees,
                                                                      guardians or other fiduciaries should give full title as
                                                                      such.  If signing for a corporation, please sign in full
                                                                      corporate name by a duly authorized officer.



Signature:                                   Date:               Signature:                              Date:
          ---------------------------------       --------------           -----------------------------      ----------------


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